FRANKLIN STRATEGIC SERIES

            ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT



           The undersigned, being the sole shareholder of the Franklin Small Cap Growth Fund II (the "Fund"), a series of Franklin Strategic Series (the "Trust"), does hereby take the following actions and does hereby consent to the following resolutions:


      RESOLVED:      That  the  terms  and  conditions  of  the  Investment
                     Advisory Agreement dated May 1, 2000 entered into between Franklin Advisers, Inc. and the Trust, be, and it hereby is, approved for the Fund.


           By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.



                                          FRANKLIN RESOURCES, INC.


                                          By:  /s/ H.E. Burns
                                               Harmon E. Burns
                                               Vice Chairman,
                                               Member - Office of the Chairman



Dated:  April 28, 2000